                                                                      EXHIBIT 99

                    WINTHROP PARTNERS 79 LIMITED PARTNERSHIP
                            FORM 10-QSB JUNE 30, 2001



SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT

      1. Statement of Cash Available for Distribution for the three months ended June 30, 2001:

             Net income                                                         $  205,000
             Add:       Depreciation and amortization charged to income not
                        affecting cash available for distribution                   34,000
                        Minimum lease payments received, net of interest
                        income earned, on leases accounted for under the
                        financing method                                             5,000

             Less:      Mortgage principal payments                                 (6,000)
                        Cash to reserves                                          (106,000)
                                                                                ----------
                        Cash Available for Distribution                         $  132,000
                                                                                ==========
                        Distributions Allocated to General Partners             $   11,000
                                                                                ==========
                        Distributions Allocated to Limited Partners             $  121,000
                                                                                ==========


      2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 2001:

                  Entity Receiving                          Form of
                    Compensation                         Compensation                         Amount
             -----------------------------   -------------------------------------------     ---------
             Winthrop
             Management LLC                  Property Management Fees                        $ 4,000

             WFC Realty Co., Inc.
             (Initial Limited Partner)       Interest in Cash Available for Distribution     $    61

             One Winthrop Properties, Inc.   Interest in Cash Available for Distribution     $ 4,000
             (General Partner)

             Linnaeus-Hampshire Realty
             Company
             (General Partner)               Interest in Cash Available for Distribution     $ 7,000





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